UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 17, 2025

MANULIFE PRIVATE CREDIT FUND

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01664	92-3968552
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

197 Clarendon Street
Boston, Massachusetts	02116
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 663-3000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 17, 2025, the Board of Trustees of the Manulife Private Credit Fund (the “Fund”) appointed Mercy Bishay to serve as the Chief Compliance Officer of the Fund (the “CCO”) effective January 1, 2026. Ms. Bishay will replace Jason Pratt, who is serving as interim CCO until his successor has been duly appointed and qualified. Below is further information regarding Ms. Bishay’s business experience during the past five years.

Ms. Bishay holds the position of Chief Compliance Officer for an indefinite term until her successor is duly appointed and qualified or until she dies, retires, resigns, is removed or becomes disqualified.

Name (Birth Year)	Position(s) with the Fund	Principal Occupation(s) During Past 5 Years
Mercy Bishay (1978)	Chief Compliance Officer (since January 1, 2026)

JOHN HANCOCK/MANULIFE Boston, MA:

Managing Director & Associate Chief Counsel, Private Markets

September 2023 – present; Managing Director & Assistant Chief Counsel, Private Markets May 2021 – September 2023.

STATE STREET BANK AND TRUST COMPANY Boston, MA:

Vice President and Senior Counsel, Global Markets prior to May 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2025	MANULIFE PRIVATE CREDIT FUND

	By:	/s/ Betsy Anne Seel
	Name:	Betsy Anne Seel
	Title:	Assistant Secretary